EXHIBIT 10.38

FIRST AMENDMENT TO

THE PHOENIX COMPANIES, INC.

ANNUAL INCENTIVE PLAN FOR EXECUTIVE OFFICERS

As Amended and Restated Effective January 1, 2009

The Phoenix Companies, Inc. Annual Incentive Plan for Executive Officers (the "Plan"), as amended and restated effective January 1, 2009, is amended effective as indicated as follows:

1.

Effective March 7, 2013, Section 4.1A is added to read as follows:

4.1A

Compensation Recovery Policy (“Clawback Policy”).

If an Executive Officer is covered under the Company’s Compensation Recovery Policy, as currently in effect and as amended from time to time (“Clawback Policy”), under certain circumstances, the Company is allowed to recover incentive compensation paid to certain employees.  The benefits provided under this Plan are incentive compensation and are subject to the Clawback Policy, a copy of the currently effective version of which has been provided to the covered Executive Officer, and such benefits shall be repaid to the Company if and to the extent that the Company’s Board determines that repayment must be made pursuant to the Clawback Policy.

 IN WITNESS WHEREOF, this First Amendment to the Plan is adopted this 15 day of January, 2014.

On Behalf of

The Phoenix Companies, Inc.

Board of Directors/Compensation Committee

/s/ Jody A. Beresin_________________________

Jody A. Beresin

Senior Vice President

Administration